Exhibit 99.1

For details, contact:
Ella Neyland
Phone (720) 283-6144
E-mail: ir@udrt.com
www.udrt.com

PRESS RELEASE
For Immediate Release

UNITED DOMINION REALTY TRUST, INC. SECOND QUARTER
RESULTS EXCEED WALL STREET CONSENSUS

RICHMOND, VA. (July 28, 2003) United Dominion Realty Trust, Inc. (NYSE symbol: UDR) today reported Funds From Operations (“FFO”) of $52.4 million, or $0.39 per diluted share, for the quarter ended June 30, 2003, compared to FFO of $53.4 million, or $0.42 per diluted share, for the comparable period a year ago, which included $1.0 million in prepayment penalties on the early extinguishment of debt. FFO is reported on a fully diluted basis.

“The Second Quarter was a success in three key areas. Property Operations delivered solid results that exceeded Wall Street consensus and improved on a quarterly sequential basis. We improved the quality of our earnings by acquiring $244 million of apartment communities, principally in the highly desirable Southern California market. We raised $133 million of equity, which strengthened our balance sheet,” stated Thomas W. Toomey, President and Chief Executive Officer.

Highlights from the Second Quarter

•	FFO exceeded Wall Street consensus estimates

•	Acquired $244 million of apartment communities

•	Issued $57 million of Cumulative Convertible Series E Preferred Stock

•	Issued 4.6 million shares of common stock and OP units for a net value of $76 million

•	Converted $50 million of Series D Cumulative Convertible Preferred Stock

•	Standard and Poor’s and Moody’s Investor Services raised outlook from Stable to Positive

Portfolio Operating Performance and Same Community Results
During the second quarter, 68,210 apartment homes, or 90% of total apartment homes, were classified as Same Community. The Company defines Same Community as all multifamily communities owned and stabilized for at least one year as of the beginning of the most recent quarter.

Same Community Results ($ in thousands, except monthly rent)

	2nd Qtr ’03	2nd Qtr ’02	% Change

Gross potential rent	$143,379	$146,958	-2.4%
Net rental & other income	138,059	139,723	-1.2%
Expenses	51,696	49,927	3.5%
Net operating income	86,363	89,796	-3.8%
Avg. monthly rent per home	$701	$718	-2.4%
Avg. monthly rent per square foot	0.79	0.81	-2.4%
Avg. physical occupancy	93.6%	93.3%	0.3%
Operating margin	62.6%	64.3%	-1.7%
Rent concessions, % of gross potential rent	3.1%	3.4%	-0.3%
Annualized resident turnover rate	69.2%	73.7%	-4.5%
Resident credit loss, % of gross potential rent	0.6%	0.7%	-0.1%

On a quarter-over-quarter basis, second quarter 2003 Same Community Net Operating Income (“NOI”) growth of negative 3.8% was the result of a 1.2% decrease in revenues from rental and other income and a 3.5% increase in operating expenses.

Same Communities represent 54 markets, of which 21 markets, or 39%, generated positive Same Community NOI growth second quarter 2003 over second quarter 2002.

Same Community Results ($ in thousands, except monthly rent)

	2nd Qtr ’03	1st Qtr ’03	% Change

Gross potential rent	$143,379	$144,319	-0.7%
Net rental & other income	138,059	138,220	-0.1%
Expenses	51,696	52,556	-1.6%
Net operating income	86,363	85,664	0.8%
Avg. monthly rent per home	$701	$705	-0.7%
Avg. monthly rent per square foot	0.79	0.80	-0.7%
Avg. physical occupancy	93.6%	93.4%	0.2%
Operating margin	62.6%	62.0%	0.6%
Rent concessions, % of gross potential rent	3.1%	2.9%	0.2%
Annualized resident turnover rate	69.2%	58.0%	11.2%
Resident credit loss, % of gross potential rent	0.6%	0.5%	0.1%

Sequentially comparing second quarter 2003 to the first quarter 2003, Same Community NOI increased by 0.8% due to a 0.1% decrease in rental and a 1.6% decrease in other income and expenses.

Same Communities represent 54 markets, of which 29 markets, or 54%, generated positive Same Community NOI growth second quarter 2003 over first quarter 2003.

Financing Activities

In April, the Company issued 3 million shares of its common stock for net proceeds of $16.41 per share. The net proceeds of the April offering were used to acquire additional apartment communities.

In May, the Company gave notice of its intent to redeem 2 million shares of its Series D Cumulative Convertible Redeemable Preferred Stock, and prior to the redemption date, the holder of the Series D shares converted the 2 million shares into 3,076,923 shares of common stock at a price of $16.25 per share. Six million shares of Series D Preferred Stock remain outstanding.

In May, $53.3 million of interest rate swaps expired at an average rate of 7.3%. The new interest rate is at Libor plus 90 basis points. This resulted in 28.5% of the Company’s debt at the end of the quarter being variable rate debt. Approximately 75% of our variable rate debt is structured such that the Company can convert all or part of the outstanding balance to a fixed rate in less than one week.

In June, as part of the acquisition of a portfolio of four communities in Southern California, the Company issued $56.9 million of a new class of Cumulative Convertible Series E Preferred Stock and 1,617,815 net Operating Partnership Units totaling $26.9 million, each priced at $16.61 per share. In addition, the Company placed $37 million of secured debt on two of the acquired apartment communities, at a rate of Libor plus 90 basis points.

“This quarter our Fixed Charge Coverage Ratio increased to 2.38x, which reflects the continued improvement in our balance sheet. The conversion of a portion of our Series D reduced the annual dividend costs by approximately $564,000 in 2003. These improvements in our balance sheet strength and flexibility resulted in Standard and Poor’s and Moody’s Investor Services raising their outlook from Stable to Positive,” stated Ella Neyland, Executive Vice President and Treasurer.

Portfolio Repositioning

During the Second Quarter the Company added 1,068 apartment homes in Southern California, purchased its joint venture partner’s interest in another 1,706 apartment homes in Northern California and added 464 apartment homes in Tampa/St. Petersburg, Florida. These acquisition activities totaled $244 million at an average cap rate of 6.75%, based on forward twelve months of operations less a capital expenditure reserve per home of $435.

The acquisition of the California communities expands the Company’s ownership in the fast growing Southern California market to 2,626 apartment homes, and in Northern California to 2,686 apartment homes; positioning the Company to derive approximately 15% of 2004 NOI from these growth markets.

“These acquisitions represent a major step in the repositioning of the Company’s portfolio. We are adding homes in highly desirable growth markets where we already have a significant property management operation. The portfolio now has 12% of our Annualized Net Operating Income coming from California. The average effective age of our entire portfolio is 12 years. We continue to focus on our core strategy of owning and leasing middle market apartments that most renters can afford,” cites Mark Wallis, Senior Executive Vice President. Mr. Wallis

further stated, “As we continue our progress towards our repositioning strategy, we may consider establishing joint ventures or installment sale transactions with financial and industry partners to sell non-core apartment communities. We believe that such structures may allow the Company to sell non-core communities at superior pricing while also controlling dilution by improving the timing of acquisitions and dispositions.”

Earnings Guidance

The Company believes that financial results for 2003 will be affected by international, national and regional economic trends and events, the acquisition and/or disposition of apartment communities and other factors. Management estimates that recurring capital expenditures for 2003 will be $435 per apartment home, or $0.25 per share. Given current expectations and judgment, the Company has tightened its range of guidance for 2003 FFO to $1.52 to $1.57 per share.

A reconciliation of the range provided for projected FFO per share for the full year to Earnings Per Share (“EPS”) for the full year is as follows:

Funds From Operations (“FFO”)	$1.52	-	$1.57
Conversion to GAAP Share Count (A)	0.26	-	0.27
Minority Interest of OP Unit Holders (A)	(0.08)		(0.01)
Depreciation (B)	(1.37)	-	(1.42)
Gains (B)	1.27	-	0.01
Preferred Dividends	(0.14)	-	(0.14)
Premium on Preferred Share Repurchases	(0.16)	-	(0.16)

Expected Earnings Per Share (“EPS”)	1.30	-	0.12

(A)	OP units are not common stock equivalents for GAAP purposes

(B)	Due to the uncertain timing and extent of property dispositions and acquisitions, actual results could differ materially from expected EPS.

Supplemental Information

The Company provides Supplemental Information that provides information regarding the financial position and operating results of the Company. This supplemental Information is available on the Company’s website at:

http://www.udrt.com/2Q2003

Conference Call Information

Date: July 29, 2003
Time: 1:00 p.m. Eastern Time

To Participate in the Telephone Conference Call:

Dial in at least five minutes prior to start time.
Domestic: 800-218-0204
International: 303-262-2130
If you have any questions, please contact: Elyse Fischler
Phone: 312-640-6786
E-mail: efischler@webershandwick.com

Conference Call Playback:
Domestic: 800-405-2236
International: 303-590-3000
Passcode: 5540880
The playback can be accessed until August 5, 2003 at midnight.

Webcast:
The conference call will also be available on UDR’s website at www.udrt.com and at www.ccbn.com. To listen to a live broadcast, go to one of these sites at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software. A replay will also be available for 90 days on UDR’s website and also on CCBN’s website.

About United Dominion Realty Trust, Inc.

United Dominion is the fourth largest apartment REIT, owning and operating apartment communities nationwide. The Company has a 31-year history during which it has raised the dividend each of the last 27 years. United Dominion is included in the S&P MidCap 400 Index. The Company currently owns 75,854 apartment homes and is the developer of 1,120 homes currently under development. United Dominion’s common stock is traded on the New York Stock Exchange under the symbol UDR. Additional information about United Dominion may be found on its web site at www.udrt.com.

Statements contained in this press release, which are not historical facts, are forward-looking statements, as the term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which can cause actual results to differ materially from those currently anticipated, due to a number of factors, which include, but are not limited to, unfavorable changes in the apartment market, changing economic conditions, acquisitions or new developments may not achieve anticipated results, difficulties in selling existing apartment communities, and other risk factors discussed in documents filed by the company with the Securities and Exchange Commission from time to time including the Company’s Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q. The statements in this press release are made as of today, based upon information currently known to management, and the company disclaims any duty to update such statements.

Financial Tables Follow

Attachment 1

UNITED DOMINION REALTY TRUST, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,

In thousands, except per share amounts	2003	2002	2003	2002

Rental income	$149,118	$144,353	$297,194	$286,721
Rental expenses:
Real estate taxes and insurance	17,106	16,473	34,241	32,629
Personnel	14,699	13,794	29,714	27,866
Utilities	8,760	7,808	17,806	16,101
Repairs and maintenance	9,385	8,349	18,729	16,571
Administrative and marketing	5,689	4,795	11,137	10,125
Property management	4,201	4,354	8,379	8,716
Other operating expenses	316	322	610	656

	60,156	55,895	120,616	112,664
Other income:
Non-property income	194	400	396	747
Other expenses:
Real estate depreciation	38,944	36,507	77,542	71,473
Interest	29,594	32,569	61,094	64,014
Loss/(gain) on early debt retirement	—	447	(171)	15,389
General and administrative	5,144	4,884	10,594	12,505
Other depreciation and amortization	765	1,211	1,519	2,266

	74,447	75,618	150,578	165,647
Income before minority interests and discontinued operations	14,709	13,240	26,396	9,157
Minority interests of outside partnerships	(239)	(266)	(614)	(721)
Minority interests of unitholders in operating partnerships	(63)	(369)	(368)	353

Income before discontinued operations	14,407	12,605	25,414	8,789
Income from discontinued operations, net of minority interests (A)	1,077	14,783	3,510	16,938

Net income	15,484	27,388	28,924	25,727
Distributions to preferred shareholders — Series A	(2,911)	(2,911)	(5,822)	(5,822)
Distributions to preferred shareholders — Series D (Convertible)	(3,393)	(3,964)	(7,428)	(7,929)
Distributions to preferred shareholders — Series E (Convertible)	(228)	—	(228)	—
Premium on preferred share repurchases	(6,250)	—	(6,250)	—

Net income available to common shareholders	$2,702	$20,513	$9,196	$11,976

Earnings per common share — basic and diluted:
Income/(loss) before discontinued operations, net of minority interests	$0.01	$0.05	$0.05	$(0.05)
Income from discontinued operations, net of minority interests	$0.01	$0.14	$0.03	$0.16
Net income available to common shareholders	$0.02	$0.19	$0.08	$0.11
Common distributions declared per share	$0.2850	$0.2775	$0.5700	$0.5550
Weighted average number of common shares outstanding-basic	112,467	107,016	110,169	105,349
Weighted average number of common shares outstanding-diluted	113,439	108,242	111,101	106,454

(A)	Discontinued operations represents all properties sold since January 1, 2002 and properties that are currently classified as held for disposition at June 30, 2003.

Attachment 2

UNITED DOMINION REALTY TRUST, INC.
FUNDS FROM OPERATIONS
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,

In thousands, except per share amounts	2003	2002	2003	2002

Net income	$15,484	$27,388	$28,924	$25,727
Adjustments:
Distributions to preferred shareholders	(6,532)	(6,875)	(13,478)	(13,751)
Real estate depreciation, net of outside partners’ interest	38,706	36,111	77,107	70,686
Minority interests of unitholders in operating partnership	63	369	368	(353)
Real estate depreciation related to unconsolidated entities	52	206	84	377
Discontinued Operations:
Real estate depreciation	848	3,113	1,555	7,433
Minority interests of unitholders in operating partnership	70	984	227	1,127
Impairment loss on real estate	—	—	—	2,301
Loss/(gains) on sales of depreciable property	111	(11,825)	(933)	(12,744)

Funds from operations (“FFO”) — basic	$48,802	$49,471	$93,854	$80,803

Adjustment:
Distribution to preferred shareholders — Series D and E (Convertible)	$3,621	$3,964	$7,656	$7,929

Funds from operations — diluted	$52,423	$53,435	$101,510	$88,732

Adjustment:
Recurring capital expenditures	$(7,983)	$(8,155)	$(15,952)	$(16,288)

Adjusted funds from operations (“AFFO”) — diluted	$44,440	$45,280	$85,558	$72,444

Weighted average number of common shares and OP Units outstanding — basic	119,754	114,297	117,294	112,655
Weighted average number of common shares, OP Units, and common stock equivalents outstanding — diluted	134,211	128,620	132,048	126,857
FFO per common share-basic	$0.41	$0.43	$0.80	$0.72

FFO per common share-diluted	$0.39	$0.42	$0.77	$0.70

FFO is defined as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. This definition conforms with the National Association of Real Estate Investment Trust’s definition issued in October, 1999 which became effective beginning January 1, 2000. In July of 2000, the Best Financial Practices Council of NAREIT further concluded that impairment write downs associated with depreciable operating property should be added back to GAAP net income to arrive at FFO. United Dominion considers FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of United Dominion’s activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs.

AFFO is defined as FFO less recurring capital expenditures for our stabilized portfolio at $435 per home in 2003 and $425 per home in 2002.

Attachment 3

UNITED DOMINION REALTY TRUST, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,		December 31,
In thousands, except per share amounts	2003		2002

ASSETS
Real estate owned:
Real estate held for investment	$4,070,585		$3,908,746
Less: accumulated depreciation	(810,978)		(742,876)

	3,259,607		3,165,870
Real estate under development	38,552		30,624
Real estate held for disposition (net of accumulated depreciation of $13,022 and $5,857)	81,299		22,256

Total real estate owned, net of accumulated depreciation	3,379,458		3,218,750
Cash and cash equivalents	1,627		3,152
Restricted cash	7,147		11,773
Deferred financing costs, net	23,801		17,548
Investment in unconsolidated development joint venture	3,581		—
Other assets	30,440		24,870
Real estate held for disposition assets	284		43

Total assets	$3,446,338		$3,276,136

LIABILITIES AND SHAREHOLDERS’ EQUITY
Secured debt	$1,045,178		$1,015,740
Unsecured debt	1,062,647		1,041,900
Real estate taxes payable	24,032		29,743
Accrued interest payable	11,631		11,908
Security deposits and prepaid rent	20,931		21,379
Distributions payable	38,197		35,141
Accounts payable, accrued expenses, and other liabilities	42,196		49,634
Real estate held for disposition liabilities	2,804		204

Total liabilities	2,247,616		2,205,649
Minority interests	89,227		69,216
Shareholders’ equity
Preferred stock, no par value; $25 liquidation preference,
25,000,000 shares authorized;
5,416,009 shares 8.60% Series B Cumulative Redeemable issued and outstanding (5,416,009 shares in 2002)	135,400		135,400
6,000,000 shares 7.50% Series D Cumulative Convertible Redeemable issued and outstanding (8,000,000 shares in 2002)	131,250		175,000
3,425,217 shares of 8.00% Series E Cumulative Convertible issued and outstanding (0 shares in 2002)	56,893		—
Common stock, $1 par value; 250,000,000 shares authorized 115,885,074 shares issued and outstanding (106,605,259 shares in 2002)	115,885		106,605
Additional paid-in capital	1,280,072		1,140,786
Distributions in excess of net income	(596,406)		(541,428)
Deferred compensation — unearned restricted stock awards	(6,736)		(2,504)
Notes receivable from officer-shareholders	(2,291)		(2,630)
Accumulated other comprehensive loss, net	(4,572	)(A)	(9,958	)(A)

Total shareholders’ equity	1,109,495		1,001,271

Total liabilities and shareholders’ equity	$3,446,338		$3,276,136

(A)	Represents net unrealized loss on derivative instrument transactions.